Exhibit 99.1

PURE Bioscience Reports 2015 Fiscal Second Quarter and Six-Month Financial Results

— Building Sales Network for Food Processors/Manufacturers; Continued National Sales Rollout of PURE® Hard Surface Disinfectant to SUBWAY® Restaurants —

SAN DIEGO, CA (March 4, 2015) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal second quarter and six-month periods ended January 31, 2015.

Update – Fiscal Q2 2015 to Present

Advancement of PURE’s focused business strategy to commercialize its SDC-based technology as a food safety solution includes:

Food Processors/Manufacturers

We are in active evaluation and/or testing in 20+ companies – and are initiating discussions with other established distributors in this market.

•	In February, we signed a non-exclusive agreement with All American Chemical Company Inc. to distribute PURE® Hard Surface disinfectant to its network of more than 175+ food and beverage manufacturers/processors - broadening and deepening the sales reach for PURE’s powerful antimicrobial products.

•	All American Chemical is also including and recommending PURE’s products as an integral part of the cleaning and sanitizing protocols it develops for its customers.

•	All American has placed initial orders and has begun testing at a national brand customer’s manufacturing plant.

•	As a result of the December White Paper (detailing the Listeria contamination remediation in a shuttered food processing facility), a leading pet food manufacturer is now using PURE Hard Surface in two plants on a pilot basis. We currently anticipate an expansion of that test and also an introduction to several of that processor’s contract manufacturers/co-packers.

•	We are also developing protocols to begin testing for use in two national meat processors.

Restaurants

We are expanding our reach into quick service restaurants (QSRs) and other casual dining restaurants.

•	We have been working with the parent company of a 1,600+ unit casual dining chain – and have recently received positive test results in two stores. PURE Hard Surface disinfectant achieved a 93% greater reduction of bacteria than the current sanitizer in testing on 21 different high touch and food contact surfaces.

•	Next steps are for us to present the data and our solution, with the goal of expanding into a broader regional test.

•	We are developing test protocols for the US operations of another international casual dining restaurant chain with more than 1,600 restaurants.

•	We are also in on-going evaluation with additional casual dining and QSR chains.

•	A phased national rollout out sales plan was launched and initial sales orders began in Q2 for SUBWAY® Restaurants* U.S. stores.

•	In January 2015, PURE broadened its SUBWAY® sales and marketing initiative as an invited preferred vendor presenter at a meeting of Multi Unit Owners and Development Agents.

•	We are engaged in a market-by-market sales effort with development agents/multi-unit operators. We are receiving positive feedback and have gained eleven new points of distribution in the SUBWAY® supply chain network.

Cruise Lines

Early in Q3, PURE and Intercon Chemical Company, the exclusively licensed manufacturer of SDC-based products, made a “by invitation only” joint scientific presentation to the attendees of the Cruise Lines International Association’s (CLIA) GI Illness Technology Conference.

•	Attendees of the technology conference were GI Illness task force representatives (including Infectious Disease Control Managers and Medical Directors) of the top 10 cruise lines. The joint presentation about the science behind, and the benefits of, PURE’s SDC antimicrobial and PURE Hard Surface disinfectant highlighted dramatic SDC test results to prevent and combat Norovirus and other pathogens.

•	Also discussed was the ongoing evaluation and testing of PURE Hard Surface disinfectant by a major international cruise line.

•	This new business segment is an important technology validation of SDC. Also, PURE could derive modest royalty income from sales made by Intercon to the cruise line industry.

Direct Food Contact Processing Aid

As previously discussed, in November 2014 we withdrew, without prejudice, our Food Contact Notification (FCN) to the FDA for raw poultry processing (test results indicated the ability to reduce Salmonella below detectable levels) and in January 2015, we withdrew, without prejudice, our FCN to the FDA for produce processing, while the FDA assesses additional data needed for resubmission.

•	Communications are on-going with FDA to determine additional data needed for FCN re-submission.

•	While we await more information and direction from the FDA, we are actively testing and gathering data to support our FCN resubmissions.

*	SUBWAY® is a registered trademark of Doctor’s Associates, Inc.

Summary of Results of Operations

Revenues for the second fiscal quarter 2015 were $273,000, an increase from the second fiscal quarter 2014 of $41,000, and a sequential increase in revenues of $156,000 from first fiscal quarter 2015. Total operating costs and expenses, excluding cost of goods sold, share-based compensation, other share-based expenses, and restructuring costs, for the second fiscal quarter of 2015 and 2014, were $1.4 million and $1.5 million, respectively. The second fiscal quarter 2015 net loss was ($1.7) million compared with ($2.5) million for second fiscal quarter 2014. Our adjusted net loss, adjusted for significant items, for second fiscal quarter 2015 and second fiscal quarter 2014 was ($1.3) million and ($1.5) million, respectively.

Revenues for the six months ended January 31, 2015 were $390,000, compared with revenues of $156,000 for the six months ended January 31, 2014. Total operating costs and expenses, excluding cost of goods sold, share-based compensation, other share-based expense, and restructuring costs, were $2.9 million, and $2.7 million, respectively. The net loss for the six months ended January 31, 2015 was $(3.7) million, or $(0.10) per share, compared with a net loss of $(6.3) million, or $(0.28) per share, in the six months ended January 31, 2014. The adjusted net loss for the six months ended January 31 2015 was $(2.7) million compared with prior year adjusted net loss of $(2.6) million.

Cash and cash equivalents, reported as of January 31, 2015, was $3.9 million, a decrease of $1.4 million over reported first quarter of $5.3 million.

Calendar 2015 Strategy and Goals

PURE is now active in three market segments — Food service (testing and sales), food manufacturing/processing (testing and sales), and cruise lines (testing). Our goals for this calendar year are to continue to:

•	Secure customer adoption in food safety with 2+ national restaurant chains and 10+ national food processors;

•	Leverage outsourcing of operations and supply chain;

•	Provide incremental cost savings and increase production scale;

•	Subject to updated new guidelines from the FDA, submit and secure FDA and USDA authorization for use of SDC as a direct food contact/processing aid for poultry, produce, beef and pork;

•	License PURE distribution and SDC applications to non-core markets; and

•	Seek up-listing to a national stock exchange.

Hank R. Lambert, Chief Executive Officer, said that, “While overall progress may appear slow, we continue to make consistent and meaningful progress toward becoming a significant player in several very large and important markets. The simple fact of the matter is, our SDC-based products are consistently proving to be the best solution.”

Lambert continued, “We are disappointed to have had no further update from the FDA since it advised us to withdraw our FCNs for poultry and produce without prejudice to allow the agency to evaluate new, non-SDC silver-related data. While we do not yet have an estimate of when we will be in a position to re-submit our FCN, we are being proactive and not standing still. We have been testing the use of additional processes and protocols that have successfully further reduced residual silver levels. We look forward to refiling our FCNs at the earliest opportunity.”

2015 Fiscal Second Quarter Financial Results Conference Call

The Company will host an investor conference call on Wednesday, March 4, 2015 at 1:30pm PST (4:30pm EST).

The Participant Dial-In Number for the conference call is 1-631-982-4565. Participants should dial in to the call at least five minutes before 1:30pm PST (4:30pm EST) on March 4, 2015. The call can also be accessed “live” online at http://public.viavid.com/index.php?id=113316.

A replay of the webcast will be available on the Company’s website (http://www.purebio.com/about/investor_relations). Also, a replay of the conference call will be available by dialing 1-877-870-5176 (international participants dial 1-858-384-5517) starting March 4, 2015, at 7:30pm EST through March 18, 2015 at 11:59 pm EST. Please use PIN Number 90304.

About PURE Bioscience, Inc.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena — providing solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements; the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including acceptance of the Company’s PURE Hard Surface disinfectant by SUBWAY® franchisees and the ability to convert successful evaluations into customer orders; the ability of the Company to develop effective new products and receive regulatory approvals of such products, including the required data and regulatory approvals to support the use of its SDC-based technology as a direct food contact processing aid; competitive factors; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q filed on March 4, 2015. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contacts:

Peter C. Wulff, CFO & COO	Terri MacInnis, VP of IR	Tom Hemingway
PURE Bioscience, Inc.	Bibicoff + MacInnis, Inc.	Redwood Investment Group
619-596-8600 ext.111	818-379-8500	714-978-4425
pwulff@purebio.com	terri@bibimac.com	tomh@redwoodfin.com

Continued

Pure Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Six months ended January 31,		Three months ended January 31,
	2015	2014	2015	2014
Net product sales	$390,000	$156,000	$273,000	$41,000
Operating costs and expenses
Cost of goods sold	156,000	56,000	111,000	20,000
Selling, general and administrative	2,524,000	2,168,000	1,201,000	1,243,000
Research and development	391,000	502,000	215,000	289,000
Share-based compensation	985,000	1,421,000	482,000	1,332,000
Other share-based expenses	—	308,000	—	308,000
Restructuring costs	—	2,754,000	—	70,000

Total operating costs and expenses	4,056,000	7,209,000	2,009,000	3,262,000

Loss from operations	(3,666,000)	(7,053,000)	(1,736,000)	(3,221,000)
Other income (expense)
Change in derivative liability	4,000	(59,000)	5,000	(1,000)
Interest expense, net	(5,000)	(5,000)	(3,000)	(2,000)
Gain on extinguishment of debt	—	727,000	—	727,000
Other income (expense), net	(3,000)	64,000	(2,000)	15,000

Total other income (expense)	(4,000)	727,000	—	739,000

Net loss	$(3,670,000)	$(6,326,000)	$(1,736,000)	$(2,482,000)

Basic and diluted net loss per share	$(0.10)	$(0.28)	$(0.04)	$(0.10)

Shares used in computing basic and diluted net loss per share	38,440,396	22,842,753	39,851,590	24,997,773

Pure Bioscience, Inc.

Condensed Consolidated Balance Sheets

	January 31, 2015	July 31, 2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$3,908,000	$86,000
Accounts receivable, net	40,000	47,000
Inventories, net	186,000	249,000
Prepaid expenses	75,000	96,000

Total current assets	4,209,000	478,000
Property, plant and equipment, net	90,000	36,000
Patents, net	1,262,000	1,345,000

Total assets	$5,561,000	$1,859,000

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$510,000	$1,096,000
Restructuring liability	103,000	323,000
Accrued liabilities	199,000	401,000
Derivative liability	5,000	9,000

Total current liabilities	817,000	1,829,000
Deferred rent	11,000	13,000

Total liabilities	828,000	1,842,000

Commitments and contingencies (See Note 6)
Stockholders’ equity
Preferred stock, $0.01 par value:
5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value:
100,000,000 shares authorized, 40,120,965 shares issued and outstanding at January 31, 2015, and 29,394,940 shares issued and outstanding at July 31, 2014	402,000	295,000
Additional paid-in capital	89,222,000	80,943,000
Accumulated deficit	(84,891,000)	(81,221,000)

Total stockholders’ equity	4,733,000	17,000

Total liabilities and stockholders’ equity	$5,561,000	$1,859,000

Pure Bioscience, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Six months ended January 31,		Three months ended January 31,
	2015	2014	2015	2014
Net loss, as reported	$(3,670,000)	$(6,326,000)	$(1,736,000)	$(2,482,000)
Add back significant items:
Share-based compensation	985,000	1,421,000	482,000	1,332,000
Other share-based expenses	—	308,000	—	308,000
Restructuring costs	—	2,754,000	—	70,000
Gain on extinguishment of debt	—	(727,000)	—	(727,000)

Net loss, as adjusted for significant items	$(2,685,000)	$(2,570,000)	$(1,254,000)	$(1,499,000)